SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 27, 2000

                                MEDICORE, INC.
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            (Exact name of registrant as specified in its charter)

           Florida                    0-6906              59-0941551
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(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)            File Number)       Identification No.)

      2337 West 76th Street, Hialeah, Florida             33016
     ----------------------------------------           ----------
     (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code (305) 558-4000
                                                        --------------

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Item 5.  Other Events

Linux Fund Investment

     The Company has formed a new division with the intended purpose of incubating and investing in new technologies, including Internet technology. In this connection, the Company has acquired a 6% interest in The Linux Fund and has loaned that company $1,500,000 at an annual interest rate of 10%. The financing to The Linux Fund may be increased an additional $500,000 at the Company's discretion, with the Company having the right to acquire an addi-tional 2% ownership.

     The Linux Fund is a private holding company investing in Linux related software companies. The financing provided to The Linux Fund is being used to secure its position and ownership interests in these Linux software companies. The Company's financing is secured by those ownership interests, together with other Linux investors.

     Linux is a freely distributable, independent operating system with stability and scalability. Linux is the only operating system that has the ability to work fluently with other computers using outdated processors. Therefore, the Linux system is ideal for applications within school systems and governments, and for individual desktop users and businesses which are financially unable to upgrade their operating system every time a new processor becomes available. The Linux system greatly enhances the life of a computer. The Linux process is also used in a multitude of chips and other technologies.

     The Linux Fund has identified the five primary Linux software areas: applications, utilities, embedded systems, developer's tools, and games, and it currently holds equity positions in each area. The Linux Fund offers our Company the ability to become involved in an exciting and potentially lucrative area with all the attendant risks of investing in new develop-mental enterprises. The Linux Fund, through its investments, intends to expand Linux applications and make Linux accessible to millions of qualified individuals who would otherwise not have the knowledge or ability to be involved in this revolutionary operating system.

     Recently, The Linux Fund established an equity investment in Helix Code, Inc., a company led by two of the industry's more talented programmers, Miguel de Icaza and Nat Friedman, and includes an assembled group of some of the top Linux programmers. Helix Code believes it is creating an application suite capable of surpassing Microsoft Office in features, stability, and ease of use, and is one of the key software companies that The Linux Fund believes will radically alter the current computer marketplace.

     The Company borrowed the funding it provided to The Linux Fund from its 68% owned public subsidiary, Dialysis Corporation of America ("DCA") at an interest rate of 10% per annum. DCA has a proposed merger with an Internet company, MainStreet IPO.com Inc. ("MainStreet"), which company has a website to provide issuers with the facilities to make direct public offerings (self-underwritten) of their securities to the public via a Dutch Auction, a process that allows the public to bid on initial public offerings at the prices they believe worth investing. MainStreet and The Linux Fund have a joint venture, The Linux Fund IPO.com, which will provide the website facilities for the Linux companies in which The Linux Fund has invested to offer their securities in direct public offerings under a Dutch Auction at such time as they may determine to engage in public financing. There are pending discussions with the Securities and Exchange Commission as to whether MainStreet is subject to registration as a broker-dealer under the Securities Exchange Act of 1934, and, if so, whether MainStreet would have to restruc-ture its operations if it wished to proceed without such registration.

Revolving Line

     The Company entered into a $350,000 line of credit at an interest rate of 1% over the prime rate through April 22, 2001. The loan is secured by the accounts receivable and inventory of the Company's medical products division. Initial funding was approximately $58,000 on February 10, 2000.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired

         Not Applicable

     (b) Pro Forma Financial Information

         Not Applicable

     (c) Exhibits

         (10)  Material Contracts

               10.1 Secured Promissory Note for $1,500,000 from The Linux
                    Fund, Inc. to Medicore, Inc. dated January 27, 2000.

               10.2 Investment and Loan Agreement between Medicore, Inc. and
                    The Linux Fund, Inc. dated January 27, 2000.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein

                                       By----------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board, CEO and President

Dated:  February 10, 2000